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                                                                    EXHIBIT 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 9, 1999 except for note 10 which is as of October 19, 1999 relating to the financial statements of Somera Communications, LLC, which appears in Somera Communications, Inc.'s Registration Statement on Form S-1 (Registration Number 333-86927) which became effective on November 12, 1999. We also consent to the incorporation by reference of our report dated September 9, 1999 relating to the financial statement schedule, which appears in such Registration Statement on Form S-1.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Jose, California

December 20, 1999